EXHIBIT 10.33

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of June 26, 2002 by and between PHARSIGHT CORPORATION (the “Borrower”) and Silicon Valley Bank (“Bank”).

1.             DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated June 13, 2001, as may be amended from time to time, (the “Domestic Loan Agreement”).  The Domestic Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) and a Committed Term Loan in the original principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000). Furthermore, Borrower is indebted to Bank pursuant to, among other documents, an Export-Import Bank Loan and Security Agreement, dated June 13, 2001, as may be amended from time to time (the “EXIM Loan Agreement”).  The EXIM Loan Agreement provided for, among other things, an EXIM Committed Line in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000).  The Domestic Loan Agreement and the EXIM Loan Agreement are collectively defined as the Loan Agreements. Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreements.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”

2.             DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreements.   Additionally, repayment of the EXIM Committed Line is guaranteed by the Export-Import Bank of the United States “EXIM Bank” pursuant to a Master Guarantee Agreement between EXIM Bank and Bank.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”.  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.           Modification(s) to Domestic Loan Agreement.

1.

Section 7.6 entitled “Distributions, Investments” is hereby amended in part to allow Borrower to pay any dividends (provided that cash dividends shall not exceed $600,000 per year) and payments in connection with redemptions as permitted or required pursuant to the terms of the Series A Preferred Stock and/or the Series B Preferred Stock.

2.

Section 7.4 entitled “Indebtedness” is hereby amended in part to allow Borrower to create a Series A and Series B Preferred Stock as described in its Certificate of Designation for such series and as contemplated by the Preferred Stock and Warrant Purchase Agreement, dated as of June 25, 2002, by and among Borrower and the purchasers named therein (the “Purchase Agreement”).

3.

Section 7.7 entitled “Transactions with Affiliates” is hereby amended in part to allow Borrower to issue Series A and Series B Preferred Stock to certain of its affiliates in accordance with the terms and conditions of the Purchase Agreement.

4.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.             NO DEFENSES OF BORROWER.  Borrower agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement.  The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

                This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

PHARSIGHT CORPORATION	SILICON VALLEY BANK

By:	/s/ CHARLIE FAAS	By:	/s/ M.F. FORDE
Name:	Charlie Faas	Name:	Mercy F. Forde
Title:	Vice President, Finance	Title:	Vice President

SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	PHARSIGHT CORPORATION

LOAN OFFICER:	Ron Kundich

DATE:	June 26, 2002

	Documentation Fee	$250.00

	TOTAL FEE DUE	$250.00

Please indicate the method of payment:

                ☐   A check for the total amount is attached.

                ☐   Debit DDA # __________________ for the total amount.

                ☐   Loan proceeds

Borrower	(Date)

Silicon Valley Bank	(Date)
Account Officer’s Signature